EXHIBIT (99)(a)

NEWS RELEASE

July 16, 2007
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported net income of $2.6 million, or $0.45 basic net income per share and $0.44 diluted net income per share, for the three months ended June 30, 2007 as compared to $2.7 million or $0.47 basic net income per share and $0.46 diluted net income per share, for the same period one year ago.  June 30, 2006 per share amounts have been restated to reflect the 3-for-2 stock split declared and distributed during the second quarter 2007.  Tony W. Wolfe, President and Chief Executive Officer, attributed the decrease in second quarter earnings to increases in the provision for loan losses and non-interest expense, which were partially offset by increases in net interest income and non-interest income.

Year-to-date net income as of June 30, 2007 was $5.4 million, or $0.94 basic net income per share and $0.92 diluted net income per share as compared to $4.9 million, or $0.86 basic net income per share and $0.85 diluted net income per share, for the same period one year ago.  The increase in year-to-date earnings is primarily attributable to growth in interest-earning assets, which contributed to increases in net interest income and non-interest income.  In addition, the Company had a decrease in the provision for loan losses for the six months ended June 30, 2007 as compared to the same period one year ago. The increases in net interest income and non-interest income and the decrease in the provision for loan losses were partially offset by an increase in non-interest expense as discussed below.

Shareholders’ equity increased to $65.4 million, or 7.79% of total assets, at June 30, 2007 as compared to $56.8 million, or 7.25% of total assets, at June 30, 2006 as a result of net income earned less dividends paid for the period combined with a $1.1 million increase in accumulated other comprehensive loss from June 30, 2006 to June 30, 2007.  The increase in accumulated other comprehensive loss is due to an increase in the market value of available for sale securities.

Net interest income for the quarter ended June 30, 2007 increased 7% to $8.7 million compared to $8.1 million for the same period one year ago.  This increase is attributable to Federal Reserve interest rate increases, which resulted in increases to the prime rate along with an increase in the average outstanding balances of loans and investment securities available for sale for the three months ended June 30, 2007 compared to the three months ended June 30, 2006.  Net interest income after the provision for loan losses increased 5% to $8.1 million during the second quarter of 2007, compared to $7.7 million for the same period one year ago.  The provision for loan losses for the three months ended June 30, 2007 was $634,000 as compared to $413,000 for the same period one year ago, primarily attributable to an increase in net charge-offs of $600,000.  Charge-offs during the three months ended June 30, 2007 consisted primarily of charge-offs on three small loans with the largest charge being $300,000.

Non-interest income increased 6% to $2.1 million for the three months ended June 30, 2007, as compared to $2.0 million for the same period one year ago.  The increase in non-interest income is primarily due to an increase in service charges and fees of $90,000 resulting from activity in new branches and an increase in miscellaneous other income of $44,000 primarily due to an increase in debit card fee income.  These increases were partially offset by a $102,000 increase in losses on the sale of securities.  The $194,000 in the loss on the sale of securities for the three months ended June 30, 2007 is due to a write-down of an asset

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS – PAGE TWO

classified as other investments.  Management determined the market value of this investment had decreased significantly and was not a temporary impairment therefore a write-down was appropriate during second quarter 2007.

Non-interest expense increased 11% to $6.2 million for the three months ended June 30, 2007, as compared to $5.5 million for the same period last year.  The increase in non-interest expense included: (1) an increase of $429,000 or 15% in salaries and benefits expense due to normal salary increases and expense associated with additional staff for new branches, (2) an increase of $193,000 or 19% in occupancy expense due to an increase in furniture and equipment expense and lease expense associated with new branches, and (3) a net increase of $10,000 or 1% non-interest expenses other than salary, benefits and occupancy expenses.  The increase in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to an increase of $66,000 in professional fees, an increase of $51,000 in advertising expense, an increase of $35,000 in office supplies expense and an increase of $21,000 in debit card expense.  These increases in non-interest expenses other than salary, benefits and occupancy expenses were partially offset by a $152,000 decrease in amortization of trust preferred securities issuance costs.

Year-to-date net interest income as of June 30, 2007 increased 10% to $17.3 million compared to $15.8 million for the same period one year ago.  This increase is attributable to an increase in interest income due to increases in the prime rate, which resulted from Federal Reserve interest rate increases.  In addition, the average outstanding balances of loans and investment securities available for sale increased for the six months ended June 30, 2007.  Net interest income after the provision for loan losses increased 12% to $16.3 million for the six months ended June 30, 2007, compared to $14.6 million for the same period one year ago.  The provision for loan losses for the six months ended June 30, 2007 was $957,000 as compared to $1.2 million for the same period one year ago, primarily attributable to slower growth in loan balances for the first six months of 2007 when compared to the same period in 2006.

Non-interest income increased 8% to $4.3 million for the six months ended June 30, 2007, as compared to $3.9 million for the same period one year ago.  The increase in non-interest income is primarily due to an increase in service charges and fees of $169,000 resulting from activity in new branches and an increase in miscellaneous other income of $88,000 primarily due to a $110,000 increase in debit card fee income.

Non-interest expense increased 12% to $12.2 million for the six months ended June 30, 2007, as compared to $10.9 million for the same period last year. The increase in non-interest expense included: (1) an increase of $959,000 or 17% in salaries and benefits expense due to normal salary increases and expenses associated with additional staff for new branches, (2) an increase of $309,000 or 15% in occupancy expense due to an increase in furniture and equipment expense and lease expense associated with new branches, and (3) a net increase of $78,000 or 2% in non-interest expenses other than salary, benefits and occupancy expenses.  The increase in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to an increase of $125,000 in professional fees, an increase of $90,000 in advertising expense and an increase of $59,000 in debit card expense.  These increases in non-interest expenses other than salary, benefits and occupancy expenses were partially offset by a $157,000 decrease in amortization of trust preferred securities issuance costs.  The Company paid a $178,000 prepayment fee in the first quarter of 2006 on the early termination of a $5.0 million Federal Home Loan Bank advance.  This fee was included in other non-interest expense.

Total assets as of June 30, 2007 amounted to $839.7 million, an increase of 7% compared to total assets of $783.7 million at June 30, 2006.  This increase is primarily attributable to an increase in loans combined with an increase in securities.  Loans increased 9% to $663.1 million as of June 30, 2007 compared to $607.2 million as of June 30, 2006.  Available for sale securities increased 4% to $117.7 million as of June 30, 2007 compared to $113.7 million as of June 30, 2006, the result of securities

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS – PAGE THREE

purchases that are part of management’s objective to grow the investment portfolio.  This increase in available for sale securities was partially offset by paydowns on mortgage-backed securities, calls and maturities.

  Non-performing assets totaled $7.2 million at June 30, 2007 or 0.86% of total assets, compared to $3.9 million at June 30, 2006 or 0.49% of total assets.  This increase in non-performing assets is due to one large classified loan relationship that was moved to non-accrual status in fourth quarter 2006.  This relationship totals $4.2 million at June 30, 2007 and has been appropriately reserved in the Bank’s allowance for loan losses.  The allowance for loan losses at June 30, 2007 amounted to $8.5 million or 1.28% of total loans compared to $7.9 million or 1.30% of total loans at June 30, 2006.

Deposits amounted to $654.1 million as of June 30, 2007, representing an increase of 7% over deposits of $610.8 million at June 30, 2006.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and certificates of deposits of denominations less than $100,000, increased $41.2 million to $476.4 million at June 30, 2007 as compared to $435.1 million at June 30, 2006 due to concerted efforts to attract additional deposits from existing customers and to attract new customers in our existing offices along with deposits gathered in the two new offices opened since June 2006.  Certificates of deposit in amounts greater than $100,000 or more totaled $177.7 million at June 30, 2007 as compared to $175.7 million at June 30, 2006.

Peoples Bank operates entirely in North Carolina, with eleven offices throughout Catawba County, one office in Alexander County, three offices in Lincoln County, three offices in Mecklenburg County and one office in Union County.  The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2006.

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED BALANCE SHEETS
June 30, 2007, December 31, 2006 and June 30, 2006

	June 30, 2007	December 31, 2006	June 30, 2006
	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$26,888,694	$18,860,318	$28,048,883
Federal funds sold	2,757,000	2,640,000	2,951,000
Cash and cash equivalents	29,645,694	21,500,318	30,999,883

Investment securities available for sale	117,708,573	117,581,000	113,725,359
Other investments	6,561,447	7,295,449	6,055,199
Total securities	124,270,020	124,876,449	119,780,558

Loans	663,125,684	651,381,129	607,230,621
Mortgage loans held for sale	-	-	3,440,575
Less: Allowance for loan losses	(8,514,417)	(8,303,432)	(7,922,419)
Net loans	654,611,267	643,077,697	602,748,777

Premises and equipment, net	14,421,165	12,816,385	12,779,739
Cash surrender value of life insurance	6,651,597	6,532,406	6,415,211
Accrued interest receivable and other assets	10,074,654	10,144,283	10,968,148
Total assets	$839,674,397	$818,947,538	$783,692,316

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$117,701,167	$101,393,142	$105,941,780
NOW, MMDA & Savings	183,721,294	174,577,641	171,272,466
Time, $100,000 or more	177,739,130	194,176,291	175,658,315
Other time	174,942,640	163,673,215	157,916,424
Total deposits	654,104,231	633,820,289	610,788,985

Demand notes payable to U.S. Treasury	1,092,438	1,600,000	177,851
Securities sold under agreement to repurchase	17,236,961	6,417,803	2,868,110
FHLB borrowings	77,000,000	89,300,000	74,100,000
Junior subordinated debentures	20,619,000	20,619,000	35,052,000
Accrued interest payable and other liabilities	4,228,148	4,355,073	3,899,724
Total liabilities	774,280,778	756,112,165	726,886,670

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 5,710,143 shares in 2007
and 3,830,634 shares in 2006	50,272,682	51,122,147	50,384,830
Retained earnings	16,882,082	12,484,463	9,318,997
Accumulated other comprehensive loss	(1,761,145)	(771,237)	(2,898,181)
Total shareholders' equity	65,393,619	62,835,373	56,805,646

Total liabilities and shareholders' equity	$839,674,397	$818,947,538	$783,692,316

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2007 and 2006

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$13,771,019	$12,148,601	$27,371,208	$23,280,785
Interest on federal funds sold	209,202	17,060	334,697	21,202
Interest on investment securities:
U.S. Government agencies	1,130,857	1,070,334	2,260,936	2,092,008
States and political subdivisions	221,698	193,411	441,192	386,161
Other	112,993	129,354	237,962	262,907
Total interest income	15,445,769	13,558,760	30,645,995	26,043,063

INTEREST EXPENSE:
NOW, MMDA & savings deposits	985,198	681,623	1,897,641	1,356,360
Time deposits	4,318,455	3,432,723	8,604,858	6,420,454
FHLB borrowings	893,523	968,265	1,817,013	1,853,955
Junior subordinated debentures	364,148	297,681	724,347	577,320
Other	173,193	48,300	297,471	83,843
Total interest expense	6,734,517	5,428,592	13,341,330	10,291,932
NET INTEREST INCOME	8,711,252	8,130,168	17,304,665	15,751,131
PROVISION FOR LOAN LOSSES	634,000	413,000	957,000	1,172,000
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	8,077,252	7,717,168	16,347,665	14,579,131

NON-INTEREST INCOME:
Service charges	1,023,105	1,016,930	1,935,673	1,941,875
Other service charges and fees	447,177	363,013	934,724	759,029
Gain (loss) on sale of securities	(194,402)	(91,951)	(194,402)	(173,751)
Mortgage banking income	187,771	119,268	299,612	239,876
Insurance and brokerage commission	130,907	109,783	231,564	213,683
Miscellaneous	544,082	499,940	1,053,353	965,760
Total non-interest income	2,138,640	2,016,983	4,260,524	3,946,472
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,298,737	2,869,737	6,671,903	5,713,212
Occupancy	1,210,294	1,017,425	2,314,533	2,005,821
Other	1,670,833	1,660,957	3,214,474	3,136,269
Total non-interest expenses	6,179,864	5,548,119	12,200,910	10,855,302

INCOME BEFORE INCOME TAXES	4,036,028	4,186,032	8,407,279	7,670,301
INCOME TAXES	1,445,915	1,524,600	3,030,041	2,773,800

NET INCOME	$2,590,113	$2,661,432	$5,377,238	$4,896,501
PER SHARE AMOUNTS
Basic net income	$0.45	$0.47	$0.94	$0.86
Diluted net income	$0.44	$0.46	$0.92	$0.85
Cash dividends	$0.09	$0.07	$0.17	$0.14
Book value	$11.45	$10.00	$11.45	$10.00

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE SIX

FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2007 and 2006

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$120,285,416	$117,765,694	$120,330,498	$117,393,759
Loans	646,594,679	596,207,370	644,863,090	588,379,013
Earning assets	790,590,737	723,439,115	786,197,864	714,648,334
Assets	835,822,618	763,297,478	829,051,157	753,785,125
Deposits	654,938,694	606,883,376	649,993,055	597,841,687
Shareholders' equity	67,353,373	57,641,451	67,626,166	58,403,846

SELECTED KEY DATA:
Net interest margin (tax equivalent)	4.52%	4.61%	4.54%	4.54%
Return of average assets	1.24%	1.40%	1.31%	1.31%
Return on average shareholders' equity	15.42%	18.52%	16.03%	16.91%
Shareholders' equity to total assets (period end)	7.79%	7.25%	7.79%	7.25%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$8,620,074	$7,649,364	$8,303,432	$7,424,782
Provision for loan losses	634,000	413,000	957,000	1,172,000
Charge-offs	(822,877)	(314,448)	(954,015)	(900,487)
Recoveries	83,220	174,503	208,000	226,124
Balance, end of period	$8,514,417	$7,922,419	$8,514,417	$7,922,419

ASSET QUALITY:
Non-accrual loans			$6,677,065	$3,439,382
90 days past due and still accruing			181,218	33,396
Other real estate owned			334,807	380,418
Total non-performing assets			$7,193,090	$3,853,196
Non-performing assets to total assets			0.86%	0.49%
Allowance for loan losses to non-performing assets			118.37%	205.61%
Allowance for loan losses to total loans			1.28%	1.30%

(END)